Exhibit 99.1


JoS. A. Bank Clothiers Announces 12.8% Increase in Second Quarter 2007
         Sales; Company Expects Second Quarter 2007 Earnings
               Per Share to Increase Approximately 10%


    HAMPSTEAD, Md.--(BUSINESS WIRE)--Aug. 9, 2007--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: "JOSB") announces that its total net sales for the three fiscal months ended August 4, 2007 (second quarter of fiscal 2007) as compared with the three fiscal months ended July 29, 2006 (second quarter of fiscal 2006), increased 12.8% to $134.3 million versus $119.1 million. Based on these sales gains, the Company stated that it expects earnings per share for the quarter ended on August 4, 2007 to increase approximately 10% when compared with earnings per share of $0.38 in the quarter ended July 29, 2006.

    Comparing the fiscal month ended August 4, 2007 (fiscal July 2007) with the fiscal month ended July 29, 2006 (fiscal July 2006), total net sales increased 3.2% to $35.8 million from $34.7 million;
comparable store sales decreased 6.4%; and Direct Marketing sales increased 8.9%.

    Comparing the second quarter of fiscal 2007 with the second quarter of fiscal 2006, total net sales increased 12.8%; comparable store sales increased 2.5%; and Direct Marketing sales increased
19.7%.

    Comparing the six fiscal months ended August 4, 2007 (first half of fiscal 2007) with the six fiscal months ended July 29, 2006 (first half of fiscal 2006), total net sales increased 13.3% to $263.8 million from $232.8 million; comparable store sales increased 3.2%; and Direct Marketing sales increased 20.2%.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 391 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 3, 2007 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.


    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, Md.
             David E. Ullman,
             EVP/CFO,
             410-239-5715
             or
             Investor Relations Information Request Website
             (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=
             irol-inforeq),
             or Voicemail, 410-239-5900
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com